UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2026

Bogota Financial Corp.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-39180	84-3501231
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

819 Teaneck Road, Teaneck, New Jersey		07666
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (201) 862-0660

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	BSBK	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2026 Annual Meeting of Stockholders of Bogota Financial Corp. (the “Company”) was held on May 14, 2026.  The final results of the vote on each matter submitted to a vote of stockholders are as follows:

1.	The following individuals were elected as directors of the Company, each for a three-year term or until his successor is duly elected and qualified, by the following vote:

	For	Withhold	Broker Non-Votes

Peter T. Donnelly	10,873,938	328,398	844,524
John Masterson	10,871,346	330,990	844,524

2.	The appointment of S.R. Snodgrass, P.C. to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 was ratified by the following vote:

For	Against	Abstentions

11,784,331	224,570	37,979

3.	The compensation of the Company’s named executive officers, as described in the Company’s proxy statement, was approved on an advisory (non-binding) basis by the following vote:

For	Against	Abstain	Broker Non-Votes

10,790,223	375,056	37,057	844,524

4.	An advisory (non-binding) vote on executive compensation every three years was approved on an advisory (non-binding) basis by the following vote:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes

2,156,831	21,479	8,973,360	50,666	844,524

We intend to file an amendment to this Form 8-K within 150 days after the 2026 Annual Meeting, and no less than 60 days prior to the deadline for submission of stockholder proposals under Rule 14a-8, that will contain the decision of our Board of Directors regarding the frequency with which we will conduct future Say-on-Pay votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BOGOTA FINANCIAL CORP.

DATE: May 15, 2026	By: /s/ Brian McCourt
Brian McCourt
Executive Vice President and Chief Financial Officer